SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2002

CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia
(State or other jurisdiction of
incorporation or organization)

001-31420	54-1821055
(Commission File No.)	(I.R.S. Employer Identification No.)

4900 Cox Road, Glen Allen, Virginia 23060
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(804) 747-0422

ITEM 5.    OTHER EVENTS

The Separation

On October 1, 2002, Circuit City Stores, Inc. (“Circuit City Stores”) completed the separation of the CarMax Group from Circuit City Stores in accordance with the terms of the Separation Agreement, dated May 21, 2002 (the “Separation Agreement”), between Circuit City Stores and CarMax, Inc. (“CarMax” or “CarMax, Inc.”). As a result, CarMax, Inc. has become an independent, separately traded public company that holds all of the businesses, assets and liabilities of the former CarMax Group. The separation was effected by redeeming all of the outstanding shares of CarMax Group Common Stock in exchange for shares of CarMax, Inc. common stock and distributing shares of CarMax, Inc. common stock to holders of Circuit City Group Common Stock. The holders of CarMax Group Common Stock received one share of CarMax, Inc. common stock in exchange for each share of CarMax Group Common Stock held and the holders of Circuit City Group Common Stock received 0.313879 of a share of CarMax, Inc. common stock for each share of Circuit City Group Common Stock held. The record date for holders of Circuit City Group Common Stock to participate in the distribution was September 16, 2002. In addition, immediately following the separation, the Circuit City Group Common Stock was redesignated “Common Stock” of Circuit City Stores and is the only class of common stock of Circuit City Stores. A copy of the CarMax press release announcing the completion of the separation is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

In connection with the separation, effective as of October 1, 2002, W. Alan McCollough, Michael T. Chalifoux and Philip J. Dunn resigned as officers and directors of CarMax, Inc. and the following eight individuals were elected to the CarMax board of directors, divided into three classes: Jeffrey E. Garten, Beth A. Stewart and William R. Tiefel, are Class 1 directors, with a term expiring at the annual meeting of shareholders to be held in 2003; Keith D. Browning, Hugh G. Robinson and Richard L. Sharp are Class 2 directors, with terms expiring at the annual meeting of shareholders to be held in 2004; and W. Austin Ligon and John W. Snow are Class 3 directors, with terms expiring at the annual meeting of shareholders to be held in 2005. Mr. Sharp was appointed Chairman of the Board of Directors. In addition, the CarMax board of directors named W. Austin Ligon, the president of CarMax, to serve as the chief executive officer of CarMax.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits.

The following exhibits are filed as a part of this report:

3.1 CarMax, Inc. Amended and Restated Articles of Incorporation, effective June 6, 2002

3.2 CarMax, Inc. Articles of Amendment to its Amended and Restated Articles of Incorporation, effective June 6, 2002

3.3 CarMax, Inc. Bylaws, as amended and restated October 1, 2002

3.4 Form of CarMax, Inc. common stock certificate

99.1 Press Release dated October 1, 2002

99.2 Amended and Restated Tax Allocation Agreement between Circuit City Stores, Inc. and CarMax, Inc., dated October 1, 2002

99.3 Transition Services Agreement between Circuit City Stores, Inc. and CarMax, Inc., dated October 1, 2002

99.4 Employee Benefits Agreement between Circuit City Stores, Inc. and CarMax, Inc., dated October 1, 2002

99.5 Confidentiality Agreement between Circuit City Stores, Inc. and CarMax, Inc., dated October 1, 2002

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.

By:	/s/ KEITH D. BROWNING
Keith D. Browning Executive Vice President and Chief Financial Officer
Date: October 3, 2002

EXHIBIT LIST

Exhibit	Description

3.1	CarMax, Inc. Amended and Restated Articles of Incorporation, effective June 6, 2002

3.2	CarMax, Inc. Articles of Amendment to its Amended and Restated Articles of Incorporation, effective June 6, 2002

3.3	CarMax, Inc. Bylaws, as amended and restated October 1, 2002

3.4	Form of CarMax, Inc. common stock certificate, adopted October 1, 2002

99.1	Press Release dated October 1, 2002

99.2	Amended and Restated Tax Allocation Agreement between Circuit City Stores, Inc. and CarMax, Inc., dated October 1, 2002

99.3	Transition Services Agreement between Circuit City Stores, Inc. and CarMax, Inc., dated October 1, 2002

99.4	Employee Benefits Agreement between Circuit City Stores, Inc. and CarMax, Inc., dated October 1, 2002

99.5	Confidentiality Agreement between Circuit City Stores, Inc. and CarMax, Inc., dated October 1, 2002